Exhibit 99.1

FOR IMMEDIATE RELEASE

Lantronix Reports First Quarter Fiscal 2018

Net Revenue of $10.6 Million

--Company Records Year-Over-Year Gross Margin Improvement
and Improves Cash Position to $8.2 Million--

Irvine, Calif., October 26, 2017 – Lantronix, Inc. (NASDAQ: LTRX) a global provider of secure data access and management solutions for Internet of Things (IoT) assets, today reported results for the first fiscal quarter ended September 30, 2017.

Financial Highlights for First Quarter of Fiscal 2018

•	Net revenue of $10.6 million
•	Gross profit margin of 52.7%, compared with 52.1% for the first quarter of fiscal 2017
•	GAAP net loss of $641,000 or $0.04 per share, which includes severance and related charges of $527,000, compared with GAAP net loss of $104,000, or $0.01 per share for the first quarter of fiscal 2017
•	Non-GAAP net income of $306,000, the seventh consecutive quarter of non-GAAP profitability
•	Year-over-year IoT product line revenue growth of 8%
•	Cash and cash equivalents increased to $8.2 million

Operational and Product Highlights

•	Most recently, the company announced the launch of MACH10™ Global Device Manager, the first product offering based on its MACH10 technology platform. MACH10™ Global Device Manager is a ready-to-use industrial IoT application designed to enable OEMs and system integrators to deploy lifecycle management for their connected devices at scale.
•	During the quarter, the company added Digi-Key Electronics, a global electronic components distributor. The addition of Digi-Key to Lantronix’s network of distributors and resellers further expands the availability of Lantronix products worldwide.
•	In July, Lantronix joined PTC’s Kepware® IoT Alliance Program, as part of the company’s efforts to expand its strategic partnerships in the IoT market.
•	In September, Lantronix joined the Control Systems Integrators Association, a global non-profit professional association that seeks to advance the industry of control system integration. This partnership will expand the reach of Lantronix IoT products into this important and influential channel.

“Our first quarter results reflect the resiliency of our business and the benefit of continued improvement in our gross margins,” said Jeff Benck, Lantronix CEO. “Net revenue during the first quarter came in slightly below our expectations, attributed primarily to a few IT Management transactions not closing in the quarter. I am pleased to report that we have subsequently closed a few of these opportunities in early October. This sets us up well for growth in the IT Management product line during the second quarter.”

Benck continued: “On the IoT front, we were pleased to have 8% year-over-year growth and believe the number of new design wins for our wireless IoT solutions bodes well for the future.”

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Conference Call and Webcast

Lantronix will host an investor conference call and audio webcast today at 2:00 p.m. Pacific Daylight Time (5:00 p.m. Eastern Daylight Time) to discuss its results for the first fiscal quarter ended September 30, 2017. To access the live conference call, investors should dial 1-844-802-2442 (US) or 1-412-317-5135 (international) and indicate that they are participating in the Lantronix Q1 FY 2018 call. The webcast will be available simultaneously via the investor relations section of the Company’s website at www.lantronix.com.

Investors can access a replay of the conference call starting at approximately 5:00 p.m. Pacific Daylight Time today at www.lantronix.com. A telephonic replay will also be available through November 2, 2017 by dialing 1-877-344-7529 (US) or 1-412-317-0088 (international) and entering passcode 10113433.

About Lantronix

Lantronix, Inc. is a global provider of secure data access and management solutions for Internet of Things (IoT) assets. Our mission is to be the leading supplier of IoT solutions that enable companies to dramatically simplify the creation, deployment, and management of IoT projects while providing secure access to data for applications and people.

With more than two decades of experience in creating robust machine to machine (M2M) technologies, Lantronix is an innovator in enabling our customers to build new business models and realize the possibilities of the Internet of Things. Our connectivity solutions are deployed inside millions of machines serving a wide range of industries, including industrial, medical, security, transportation, retail, financial, environmental and government.

For more information, visit www.lantronix.com.

Learn more at the Lantronix blog, www.lantronix.com/blog, featuring industry discussion and updates. To follow Lantronix on Twitter, please visit www.twitter.com/Lantronix. View our video library on YouTube at www.youtube.com/user/LantronixInc or connect with us on LinkedIn at www.linkedin.com/company/lantronix.

Discussion of Non-GAAP Financial Measures

Lantronix believes that the presentation of non-GAAP financial information, when presented in conjunction with the corresponding GAAP measures, provides important supplemental information to management and investors regarding financial and business trends relating to the company's financial condition and results of operations. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends to gain an understanding of our comparative operating performance. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations of the non-GAAP financial measures to the financial measures calculated in accordance with GAAP should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Non-GAAP net income (loss) consists of net income (loss) excluding (i) non-GAAP adjustments to operating expenses, (ii) interest income (expense), (iii) other income (expense), (iv) income tax provision (benefit), and (v) severance and restructuring charges.

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Forward-Looking Statements

This news release contains forward-looking statements, including statements concerning our sales expansion efforts, our product development efforts, and our projected operating and financial performance. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. We have based our forward-looking statements on our current expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our results or experiences, or future business, financial condition, results of operations or performance, to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this news release. Some of the risks and uncertainties that may cause actual results to differ from those expressed or implied in the forward-looking statements are described in “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, as well as in our other filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the NASDAQ Stock Market, LLC. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

Investor Relations Contacts:

Jeremy Whitaker

Chief Financial Officer

949-453-3990

E.E. Wang

Director, Corporate Marketing and Investor Relations

investors@lantronix.com

949-614-5879

© 2017 Lantronix, Inc. All rights reserved. Lantronix is a registered trademark, and MACH10 and SLC are trademarks, of Lantronix, Inc. All other trademarks and trade names are the property of their respective holders.

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LANTRONIX, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	June 30,
	2017	2017
Assets
Current assets:
Cash and cash equivalents	$8,223	$8,073
Accounts receivable, net	2,687	3,432
Inventories, net	7,258	6,959
Contract manufacturers' receivable	344	476
Prepaid expenses and other current assets	320	440
Total current assets	18,832	19,380
Property and equipment, net	1,152	1,218
Goodwill	9,488	9,488
Other assets	46	46
Total assets	$29,518	$30,132

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,500	$2,717
Accrued payroll and related expenses	1,815	3,084
Warranty reserve	129	125
Other current liabilities	3,223	3,063
Total current liabilities	8,667	8,989
Long-term capital lease obligations	44	59
Other non-current liabilities	385	396
Total liabilities	9,096	9,444

Commitments and contingencies

Stockholders' equity:
Common stock	2	2
Additional paid-in capital	210,925	210,550
Accumulated deficit	(190,876)	(190,235)
Accumulated other comprehensive income	371	371
Total stockholders' equity	20,422	20,688
Total liabilities and stockholders' equity	$29,518	$30,132

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LANTRONIX, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended
	September 30,	June 30,	September 30,
	2017	2017	2016
Net revenue	$10,606	$11,044	$10,940
Cost of revenue	5,012	5,374	5,240
Gross profit	5,594	5,670	5,700
Operating expenses:
Selling, general and administrative	3,986	3,674	3,842
Research and development	2,221	2,016	1,945
Total operating expenses	6,207	5,690	5,787
Loss before income taxes	(613)	(20)	(87)
Interest expense, net	(4)	(5)	(7)
Other income (expense), net	1	(6)	(3)
Loss before income taxes	(616)	(31)	(97)
Provision for income taxes	25	21	7
Net loss	$(641)	$(52)	$(104)

Net loss per share (basic and diluted)	$(0.04)	$(0.00)	$(0.01)

Weighted-average common shares (basic and diluted)	17,867	17,686	17,254

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LANTRONIX, INC.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(In thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2017	2017	2016

GAAP net loss	$(641)	$(52)	$(104)
Non-GAAP adjustments:
Cost of revenue:
Share-based compensation	13	12	11
Depreciation and amortization	62	84	89
Total adjustments to cost of revenue	75	96	100
Selling, general and adminstrative:
Share-based compensation	212	203	149
Employer portion of withholding taxes on stock grants	2	2	–
Depreciation and amortization	45	48	54
Total adjustments to selling, general and administrative	259	253	203
Research and development:
Share-based compensation	47	52	41
Employer portion of withholding taxes on stock grants	1	–	–
Depreciation and amortization	10	7	8
Total adjustments to research and development	58	59	49
Severance and related charges	527	–	–
Total non-GAAP adjustments to operating expenses	844	312	252
Interest expense, net	4	5	7
Other income (expense), net	(1)	6	3
Provision for income taxes	25	21	7
Total non-GAAP adjustments	947	440	369
Non-GAAP net income	$306	$388	$265

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LANTRONIX, INC.

UNAUDITED NET REVENUES BY PRODUCT LINE AND REGION

(In thousands)

	Three Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016
IoT	$8,477	$8,700	$7,869
IT Management	1,789	2,022	2,437
Other	340	322	634
	$10,606	$11,044	$10,940

	Three Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016
Americas	$5,697	$5,595	$6,166
EMEA	3,164	3,643	3,101
Asia Pacific Japan	1,745	1,806	1,673
	$10,606	$11,044	$10,940

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